UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 2, 2023
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NOBLE CORPORATION plc
(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

13135 Dairy Ashford,	Suite 800,	Sugar Land,	Texas	77478
(Address of principal executive offices)				(Zip code)
Registrant’s telephone number, including area code: 281 276-6100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange
Tranche 1 Warrants of Noble Corporation plc	NE WS	New York Stock Exchange
Tranche 2 Warrants of Noble Corporation plc	NE WSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Cer-tain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2023, Noble Corporation plc (the “Company”) announced that Ms. Jennifer Yeung had joined the Company and will assume the role of Vice President, Chief Accounting Officer (“CAO”) immediately following the Company’s filing of its Form 10-Q for the third quarter of 2023. In this position, Ms. Yeung will serve as the Company’s principal accounting officer. Ms. Yeung will succeed Ms. Laura Campbell, who will continue as Senior Advisor to the CFO to assist with the transition, until her retirement from the Company on March 15, 2024.
Ms. Yeung, age 39, served at Ernst & Young LLP in various roles of increasing responsibility since January 2007. Most recently, Ms. Yeung served as Audit Managing Director from October 2020 through September 2023, and as Audit Senior Manager from July 2014 through October 2020, serving clients across a range of industries including offshore drilling. Ms. Yeung is a certified public accountant and received a Bachelor of Accountancy and a Bachelor of Business Administration, Finance from Loyola University.
In connection with Ms. Yeung’s appointment, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following elements of Ms. Yeung’s compensation package: (i) a base salary of $280,000 per year, (ii) a one-time award of $100,000 aggregate value of time-vested restricted share units under the Company’s long-term incentive plan, which will vest one-third per year over three years, commencing on the first anniversary of the grant date, and (iii) a cash bonus of $50,000 to be paid within two weeks of the commencement of her employment. In addition, Ms. Yeung will also be eligible to participate in the Noble Corporation plc Short Term Incentive Plan (“STIP”) at an annual target award level of 45 percent of her base salary (for fiscal 2023, the amount will be prorated based on the length of service during the fiscal year). Beginning in fiscal 2024, Ms. Yeung will be eligible to receive an annual long-term equity incentive award with an aggregate target value of $150,000. Ms. Yeung will also be eligible to participate in all employee benefit plans and programs generally available to the Company’s U.S.-based employees, including the Company’s medical plans and the 401(k) plan. Ms. Yeung will participate in the Company’s Change in Control Executive Severance Plan and be eligible for the Company’s Executive Severance Plan. Ms. Yeung and the Company will also enter into the Company’s standard indemnity agreement for directors and officers.
There are no material agreements, understandings or arrangements between Ms. Yeung and any other person pursuant to which Ms. Yeung was selected to serve as the principal accounting officer of the Company. There are no family relationships between Ms. Yeung and any director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer and there are no transactions in which Ms. Yeung has an interest that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date:	October 2, 2023	By:	/s/ Jennie Howard
Jennie Howard
Senior Vice President, General Counsel and Corporate Secretary